UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2023

Kalera Public Limited Company

(Exact name of registrant as specified in its charter)

Republic of Ireland	001-41439	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kalera Public Limited Company

7455 Emerald Dunes Dr., Suite 2100

Orlando, FL, 32822

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +1 407 559 5536

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.0001 par value	KALRQ	OTC Pink Limited

Warrants, each whole warrant exercisable for one Ordinary Share for $1,150.00 per share	KALWQ	OTC Pink Limited

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On June 22, 2023, a petition to wind up Kalera Public Limited Company (“Kalera PLC” or the “Company”) was filed in the Central Office of the High Court in Ireland on the basis that the Company is insolvent. The petition is due to be heard on July 17, 2023. If a winding up order is made by the High Court, a liquidator will be appointed and this will result in the orderly dissolution of Kalera PLC.

On April 4, 2023, Kalera PLC’s main and wholly-owned operating subsidiary Kalera, Inc. filed for Chapter 11 in the United States (the “Chapter 11 Case”) seeking relief under Title 11 of the United States Code (the “Bankruptcy Code”) that is supervised by the Southern District of Texas.

Kalera PLC creditors will be entitled to submit their claims to the liquidator (if appointed), but it is anticipated that there will be a significant deficit in the liquidation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KALERA PUBLIC LIMITED COMPANY
Dated June 26, 2023
	By:	/s/ Fernando Cornejo
	Name:	Fernando Cornejo
	Title:	Chief Financial Officer